EXHIBIT 32.1
CERTIFICATION PURSUANT TO SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of GeoGlobal Resources Inc. (the "Company") on Form 10-Q for the quarter ending June 30, 2007 as filed with the Securities and Exchange Commission on August 14, 2007 and this Form 10-Q/A (the "Report"), I, Jean Paul Roy, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented.

/s/ Jean Paul Roy
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Jean Paul Roy
President and Chief Executive Officer
September 12, 2007